ALLIED HEALTHCARE PRODUCTS, INC.
                  AMENDMENT TO 1994 EMPLOYEE STOCK OPTION PLAN


     WHEREAS, Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), adopted the Allied Healthcare Products, Inc. 1994 Employee Stock Option Plan (the "Plan"), dated August 4, 1994. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Plan;

     WHEREAS, Article IV of the Plan provides that the Board may at any time amend or revise the terms of the Plan, subject to stockholder approval as described therein; and

     WHEREAS, the Board has resolved to make certain amendments and revisions to the Plan, subject to stockholder approval thereof.

     NOW, THEREFORE, the Plan is hereby amended, effective upon stockholder approval thereof, as follows:

     1. Section 1(a) of Article I and Section 3 of Article II thereof are hereby revised to state that a total of 550,000 shares are available for issuance pursuant to the Plan.

     2. Section 2(a) of Article I thereof is hereby revised to read as follows:

          a. The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors (the "Board") of the Company (or any successor committee appointed by the Board). The Committee shall consist of two or more individuals who shall be members of the Board and each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Members of the Committee shall not be eligible to receive Options under the Plan while a member. Any member of the Committee may, however, exercise Options previously granted. A majority of the members of the Committee shall constitute a quorum. Any action of the Committee with respect to the

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     administration  of the Plan  shall be taken  by  majority  vote or  written consent of a majority of its members. The Board of Directors, acting by resolution approved at a duly convened meeting of the full Board of Directors at which a quorum was present or by written consent of all of the members of the Board of Directors, may exercise any of the powers granted to the Committee under the Plan.

     In addition, Options may be granted with any terms and conditions not inconsistent with the Plan without approval of the Committee if such Options (i) are subject to shareholder approval or (ii) may not be exercised within six (6) months of the date of grant.


     3. Section 6(a) of Article II thereof is hereby revised to read as follows:

          a. A participant may exercise each Option granted to the participant in such installments as the Committee shall determine at the time of grant thereof.

     4. Section 8(g) of Article III thereof is hereby revised to read as follows:

          g. If the employment of any participant with the Company and all parent and subsidiary corporations of the Company shall terminate for any reason described in clause (i) or (ii) of paragraph a of this Section 8 and at the time of such termination a Non-Qualified Option previously granted to such participant was not fully exercisable solely because a period of time prior to exercise set forth in the applicable Non-Qualified Stock Option Agreement had not passed, then the Committee in its discretion may amend such Agreement to permit the exercise of such Options at such times, not after three years following such termination of employment, as the Committee may determine in its discretion to be appropriate in any particular instance.

     5. Section 1(a) of Article IV thereof is hereby revised to read as follows:

          a. The Board may, in its discretion, at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any Option granted under the Plan.

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     6.   No other provision of the Plan shall be altered,  amended,  revised or otherwise modified hereby.

     7. This Amendment to 1994 Employee Stock Option Plan shall become effective upon stockholder approval hereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed by order of the Board as of the 10th day of September 1996.


                                         ALLIED HEALTHCARE PRODUCTS, INC.


                                          By: /S/ BARRY F. BAKER
                                              Barry F. Baker
                                              Vice President--Finance,
                                              Chief Financial Officer and
                                              Secretary